EXHIBIT 8.1

SUBSIDIARIES OF MATERIALISE NV

Name	Jurisdiction of Incorporation
Materialise SAS	France
Materialise GmbH	Germany
Materialise Japan K.K.	Japan
Materialise s.r.o.	The Czech Republic
Materialise USA, LLC	United States
OBL SAS	France
Materialise Austria GmbH	Austria
MATERIALISE SDN. BHD	Malaysia
Materialise Ukraine LLC	Ukraine
RapidFit NV	Belgium
Materialise SA	Poland
Meridian Technique Limited	United Kingdom
Materialise Netherlands BV	The Netherlands
Materialise Colombia SAS	Colombia
FEops NV	Belgium
Materialise Motion NV	Belgium
Materialise Shanghai Co. Ltd	China
Materialise Australia PTY Ltd	Australia
Materialise S.R.L.	Italy
ACTech Holding GmbH	Germany
ACTech GmbH	Germany
ACTech North America Inc.	United States
Engimplan Engenharia de Implante Industria E Comércio Ltda	Brazil
Engimplan Holding Ltda	Brazil
Materialise Limited	South Korea
Tianjin Zhenyuan Materialise Medical Technology Ltd	China

Notes

OrthoView Holdings Limited dissolution (or strike-off) process ended the 18th of March 2025.

Materialise Netherlands BV was incorporated on the 8th of January 2025.